UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 2 to the Form 8-A filed on August 12, 2010)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO

SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-49916	84-1573084
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6312 S. Fiddler’s Green Circle, Suite 200N
Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to Be So Registered	Name of Exchange on which Each Class Is to Be Registered
Preferred Stock Purchase Rights	The NASDAQ Global Select Stock Market®

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

Securities Act registration statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act: None

Preferred Stock Purchase Rights
(Title of Class)

EXPLANATORY NOTE

Red Robin Gourmet Burgers, Inc. (the “Registrant”) hereby amends and supplements its registration statement on Form 8-A filed with the Securities and Exchange Commission (the “SEC”) on August 12, 2010 (the “Registration Statement”) as follows:

Item 1.            Description of Registrant’s Securities to be Registered

On May, 27, 2011, the Registrant entered into Amendment No. 2 (the “Amendment”) to the Rights Agreement dated as of August 11, 2010, between the Registrant and American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agreement”).

As a result of the Amendment, the rights to purchase Series A Junior Participating Preferred Stock of the Registrant (the “Rights”) expired on May 27, 2011 (the “Expiration Date”). Effective as of the Expiration Date, there are no longer any Rights associated with the outstanding shares of the Registrant’s common stock and no person has any rights pursuant to the Rights Agreement.

The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 4.3 hereto and is incorporated herein by reference.  The foregoing is also qualified in its entirety by reference to the descriptions and full text of the Rights Agreement and Amendment to the Rights Agreement thereto contained in the Registrant’s Current Reports on Form 8-K filed on August 11, 2010 and February 11, 2011, respectively, which are incorporated herein by reference.

Item 2.            Exhibits

Item 2 of the Registration Statement is hereby amended and supplemented by adding the following exhibits:

Exhibit No.	Description

3.1

Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 11, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2010).

3.2

Certificate of Elimination of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 31, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 31, 2011).

3.3

Amended and Restated Certificate of Incorporation dated July 18, 2002 (incorporated by reference to Exhibit 3.1 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 dated July 16, 2002 (Registration No. 333-87044).

3.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 12, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s

Form 10-Q for the fiscal quarter ended October 5, 2003).

3.5

Second Amendment to the Amended and Restated Certificate of Incorporation dated May 27, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

3.6

Third Amended and Restated Bylaws dated February 24, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2010).

3.7

Amendment No. 1 to the Third Amended and Restated Bylaws dated May 27, 2010 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

4.1

Rights Agreement by and between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC dated August 11, 2010 (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed August 12, 2010).

4.2

Amendment to Rights Agreement, dated as of February 11, 2011, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 11, 2011).

4.3

Amendment No. 2 to Rights Agreement, dated as of May 27, 2011, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 31, 2011

RED ROBIN GOURMET BURGERS, INC.

	By:	/s/ Annita M. Menogan
Annita M. Menogan
Senior Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1

Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on August 11, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2010).

3.2

Certificate of Elimination of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on May 31, 2011 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 31, 2011).

3.3

Amended and Restated Certificate of Incorporation dated July 18, 2002 (incorporated by reference to Exhibit 3.1 to Amendment No. 4 of the Registrant’s Registration Statement on Form S-1 dated July 16, 2002 (Registration No. 333-87044)).

3.4

Certificate of Amendment of Amended and Restated Certificate of Incorporation dated June 12, 2003 (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 10-Q for the fiscal quarter ended October 5, 2003).

3.5

Second Amendment to the Amended and Restated Certificate of Incorporation dated May 27, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

3.6

Third Amended and Restated Bylaws dated February 24, 2010 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 25, 2010).

3.7

Amendment No. 1 to the Third Amended and Restated Bylaws dated May 27, 2010 (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 3, 2010).

4.1

Rights Agreement, dated August 11, 2010, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 12, 2010).*

4.2

Amendment to Rights Agreement, dated as of February 11, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on February 11, 2011).

4.3

Amendment No. 2 to Rights Agreement, dated as of May 27, 2011, between Red Robin Gourmet Burgers, Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s

Current Report on Form 8-K filed with the Securities and Exchange Commission on May 31, 2011).